UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2015

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Officer and Director Changes.

On February 25, 2015 (the “Effective Date”), Marchex, Inc. (“Marchex” or the “Company”) announced that Russell C. Horowitz, one of the Company’s co-founders and its only Chairman and Chief Executive Officer since Marchex’s inception in 2003, has elected to serve going forward as an Executive member of the Board of Directors (the “Board”) focusing on Marchex’s long-term strategy and related opportunities.

On the Effective Date, Marchex announced that Clark Kokich, previously Marchex’s Chief Strategy Officer, has been appointed Executive Chairman of the Board.

Mr. Kokich, 63, has served as Marchex’s Chief Strategy Officer since September 2013. Before that, Mr. Kokich was Chairman of Razorfish, one of the largest digital marketing agencies in the world. He also held the roles of CEO and President during his tenure there.

In connection with Mr. Kokich’s appointment to the Board as Executive Chairman, Marchex’s Compensation Committee (i) awarded Mr. Kokich restricted stock under Marchex’s 2012 Stock Incentive Plan (the “Plan”) on February 25, 2015 (the “Grant Date”) to purchase 150,000 shares of Marchex’s Class B Common Stock in his capacity as Executive Chairman and at a purchase price of $0.01 per share, with 25% of the aggregate amount of such shares vesting on the first annual anniversary of the Grant Date and the remainder of such shares vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the aggregate amount of such shares (in each such case assuming continued service as Executive Chairman on the applicable vesting date) and with accelerated vesting upon certain events as set forth in such restricted stock agreement, and (ii) approved an annual salary for Mr. Kokich of $60,000.

On the Effective Date, Marchex announced that Peter Christothoulou, previously Marchex’s President, has been appointed Chief Executive Officer.

Mr. Christothoulou, 43, has held a number of executive level positions of increasing responsibility at Marchex during the past 12 years. He is one of Marchex’s founders and has served as Marchex’s President since December 2011. Prior to serving as President, Mr. Christothoulou served as Marchex’s Chief Operating Officer from March 2009 until December 2011 and as Marchex’s Chief Strategy Officer from Marchex’s inception in January 2003 through March 2009.

On the Effective Date, Marchex announced that it has increased the number of directors of the Company from six to seven directors in accordance with Marchex’s amended and restated bylaws and that Ian Morris has been appointed to the Board.

Mr. Morris, 46, was most recently the Chief Executive Officer and President of Market Leader, Inc., a leading provider of online software, marketing and lead management solutions, which was acquired by Trulia, Inc. Before joining Market Leader, Mr. Morris ran Microsoft HomeAdvisor, a business that he helped launch in 1997.

In connection with Mr. Morris’ appointment to the Board, Marchex’s Compensation Committee awarded Mr. Morris options under Marchex’s Plan on the Grant Date to purchase that number of shares of Marchex’s Class B Common Stock with a value of $400,000 based on the Grant Date fair value of such option award in his capacity as a director and at an exercise price equal to the closing price on the Grant Date, with 25% of the aggregate amount of such shares vesting on the first annual anniversary of the Grant Date and the remainder of such shares vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the aggregate amount of such shares (in each such case assuming continued Board service on the applicable vesting date) and with accelerated vesting upon certain events as set forth in such option agreement. Mr. Morris shall also receive cash compensation as established by the Company from time to time for non-employee directors (currently $2,000 per quarter) prorated from the Effective Date.

In connection with such appointments, Marchex entered into its standard form indemnity agreement for Marchex’s Section 16 executive officers and directors with each of Mr. Kokich and Mr. Morris.

There is no family relationship between Mr. Christothoulou and any other executive officer or director of Marchex and there is no arrangement or understanding between Mr. Christothoulou and any other person pursuant to which he was appointed as Chief Executive Officer of Marchex. There are no transactions in which Mr. Christothoulou has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Kokich and/or Mr. Morris and any other person pursuant to which Mr. Kokich and/or Mr. Morris was selected as a director of Marchex. There are no transactions in which Mr. Kokich and/or Mr. Morris has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Except as provided above, there were no compensation changes in connection with the foregoing officer and director changes.

Marchex, Inc. Amended & Restated Annual Incentive Plan.

Pursuant to the Marchex Amended & Restated Annual Incentive Plan (the “Amended & Restated Incentive Plan”), on the Effective Date Marchex’s Compensation Committee determined for the 2015 fiscal period that the aggregate amount of the entire bonus pool is up to $1,264,000, that the participants for the 2015 fiscal period are Michael Arends, Ethan Caldwell and Peter Christothoulou, and that the target bonus pool shall be 100% of base salary and shall be based on achieving specified revenue and adjusted OIBA targets for the 2015 fiscal period as follows:

If Revenue or Adjusted OIBA Achievement is:	Bonus Payout % of base salary
<90%	0%
90 – 94.9%	35%
95 – 99.9%	60%
100 – 104.9%	100%
105 –109.9%	135%
>110%	160%

Bonuses are based on: 1/3 from Revenue target attainment and 2/3 from Adjusted OIBA target attainment.

The Compensation Committee determined that for the 2015 fiscal period any bonuses paid out under the Amended & Restated Annual Incentive Plan shall be paid quarterly consistent with the prior year.

Acceleration of Marchex Equity (Arends).

Marchex’s Compensation Committee determined on the Effective Date to accelerate vesting in full of all Marchex equity (including any and all options, shares of restricted stock and restricted stock units) held by Michael Arends as of the Effective Date in connection with the foregoing officer and director changes and in light of certain terms in Mr. Arends’s employment agreement.

A copy of the press release dated February 25, 2015 announcing the foregoing officer and director changes, in each instance effective immediately, is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015	MARCHEX, INC.

	By:	/s/ MICHAEL ARENDS
	Name:	Michael Arends
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 25, 2015.